EXHIBIT 99.1

Press Release

AuthenTec Reports First Quarter 2010 Financial Results

MELBOURNE, Fla., May 12, 2010 -- AuthenTec (NASDAQ:AUTH), a leading provider of security, identity management and touch control solutions, today reported financial results for the first quarter 2010 ended April 2, 2010.

Highlights:

•	First quarter consolidated revenue of $9.2 million, up 30 percent year over year

•	Completed acquisition of SafeNet’s Embedded Security Solutions Division

•	Introduced two smart sensors, the AES1750 for wireless market and the AES2660 for PCs

•	Awarded significant design win with a leading PC OEM for 2011 models

Consolidated revenue was $9.2 million for the first quarter of 2010, a 30 percent increase over the prior year.  The first quarter included $900,000 of revenue from AuthenTec’s Embedded Security Solutions, which was acquired from SafeNet, Inc. in late February.  AuthenTec’s fingerprint sensor business, now called Smart Sensor Solutions, reported revenue of $8.2 million during the quarter, which was at the midpoint of the $8.0 million to $8.4 million guidance previously provided.  Smart Sensor revenue increased 17 percent over the $7.0 million reported in the first quarter of 2009, and was comparable with the $8.3 million recorded in the fourth quarter of 2009.  The year-on-year revenue growth in Smart Sensors was driven by increased sales of both PC and wireless products, reflecting improved economic conditions.

GAAP Results:

Under Generally Accepted Accounting Principles (GAAP), consolidated net loss for the first quarter of 2010 was $4.7 million, or $0.16 per diluted share.  This compares to a GAAP net loss of $4.5 million, or $0.16 per diluted share, in the first quarter of 2009 and a GAAP net loss of $3.0 million, or $0.10 per diluted share, in the fourth quarter of 2009.

GAAP gross margin in the first quarter improved to 48.5 percent, compared to 48.0 percent in the first quarter of 2009, and 45.5 percent in the fourth quarter of 2009.  Total operating expenses on a GAAP basis were $9.2 million, compared to $8.0 million in the first quarter of 2009 and $6.8 million in the fourth quarter of 2009.  A reconciliation of GAAP to non-GAAP results is provided in Table 2 following the text of this press release.

Non-GAAP Results:

On a non-GAAP basis, consolidated net loss for the first quarter of 2010 was $2.4 million or $0.08 per diluted share.  Non-GAAP net loss for Smart Sensors was approximately $2.4 million and $50,000 for the Embedded Security business.   The non-GAAP results exclude certain legal and other costs including those associated with the Embedded Security Solutions acquisition and the UPEK proxy action, along with stock-based compensation and amortization of acquired intangible assets.  This compares to a non-GAAP net loss of $3.6 million, or $0.12 per diluted share, in the first quarter of 2009 and non-GAAP loss of $1.7 million, or $0.06 per diluted share, in the fourth quarter of 2009. The sequential increase in operating loss was primarily due to increased legal expenses related to the patent litigation with UPEK and higher costs related to the year-end financial audit.

Non-GAAP gross margin in the first quarter was 50.2 percent, compared to 48.8 percent in the first quarter of 2009 and 46.1 percent in the fourth quarter of 2009.  The sequential increase in gross margin was due primarily to one month of Embedded Security revenue contribution, which has a substantially higher margin than Smart Sensors, combined with lower inventory provisions in the Smart Sensor business during the quarter.

Total operating expenses on a non-GAAP basis were $7.1 million, compared to $7.2 million in the first quarter of 2009 and $5.6 million in the fourth quarter of 2009.  Excluding $800,000 in operating expenses of the Embedded Security business for one month, operating expenses were lower in the first quarter of 2010 as compared to the first quarter of 2009 primarily due to reductions in the use of contractors and other outside services.

AuthenTec ended the first quarter of 2010 with $45.3 million in cash and investments.  This compares to $55.5 million in cash and investments at the end of the fourth quarter of 2009.  The use of cash primarily reflects the purchase of the Embedded Security business which included a cash payment of $8.5 million.  The Embedded Security acquisition was recorded under purchase accounting based on preliminary valuation estimates which will be further refined in the second quarter.

Business Update:

“We made outstanding progress since our last earnings call in several areas including new product introductions, important design wins in the PC market, continued progress in the wireless market, and finally, the acquisition of SafeNet’s Embedded Security Solutions division,” said AuthenTec CEO Scott Moody.    “These factors have moved us closer to our goal of becoming a more comprehensive provider of security, identity management and touch control solutions.   The addition of the Embedded Security business greatly strengthens our security and identity management solutions, while also expanding our addressable markets as evidenced by our recently announced security solutions for smart grid infrastructure.

“In our Smart Sensor Solutions business, the investments we have made over the last year are beginning to pay off. The market acceptance of our new PC smart sensors, the small form factor AES1660 and the wider and newly introduced AES2660, has been very positive.  Moreover, we will soon be announcing our first PC product using our TouchStone™ packaging technology, which has received wide acceptance in the wireless market and we expect as much in the PC market.  In fact, we have already secured our first design win for this new PC product, which we plan to formally introduce in the third quarter.

“In the Smart Sensor wireless market, our revenue increased 80 percent on a sequential basis as a key customer in Japan ramped to production on new mobile phones that integrate our recently introduced AES1750 smart sensor.  We have additional designs in the wireless market for this new product, which clearly sets a new bar for aesthetics, durability and cost.  We believe that these new opportunities, some direct and some through partners, will result in new phones that could begin shipping as early as the fourth quarter of this year.

“Lastly, I am very pleased to report on two notable new design wins for the 2011 PC cycle.  Subsequent to the quarter end, AuthenTec was notified by a significant PC customer that it plans to use AuthenTec’s fingerprint sensors in its next design cycle for the 2011 model year.  This significant design win is especially gratifying since it represents the regaining of business from a previous customer. Separately, while we have often noted that AuthenTec sensors were used by eight of the top nine PC OEMs that used fingerprint sensors, we were recently notified by this ninth PC OEM that they had selected both TruePrint® smart sensors and TrueSuite software for their 2011 model year.  Our team is very enthusiastic about being chosen for these opportunities, which could potentially start shipping as early as the fourth quarter of this year with full volume production expected in the first half of 2011.

“As we have communicated previously, we anticipated that 2010 would be a challenging year for us, but our investments in new products and our focus on expanding our overall capabilities are beginning to pay off with design wins and new market opportunities that will contribute to increased revenues starting late this year as these designs move into production.  We are presently targeting a return to profitability for early 2011.”

Business Outlook:

Mr. Moody concluded, “Looking ahead to the second quarter of 2010, we expect revenue to increase to a range between $10.4 million and $11.4 million including the first full quarter of revenue from our Embedded Security business.  Operating expenses are expected to increase sequentially due to the full quarter of the Embedded Security expenses, as well as some additional expenses related to our expectations of ramping to higher volumes late this year and early in 2011.  We expect a second quarter non-GAAP net loss per diluted share of between $0.06 and $0.10.”

First Quarter 2010 Financial Results Webcast and Conference Call:

AuthenTec will host a conference call to discuss its first quarter 2010 financial results and other information that may be material to investors at 5:00 p.m. Eastern Time (ET) today, May 12, 2010. Investors and analysts may join the conference call by dialing 866-383-8008 and providing the participant pass code 45003452.  International callers may join the teleconference by dialing +1-617-597-5341 and using the same pass code.  A replay of the conference call will be available beginning at 8:00 p.m. ET and will remain available until midnight ET on Wednesday, May 19, 2010. The U.S. replay number is 888-286-8010, with a confirmation code of 65137379.  International callers should dial +1-617-801-6888, with the same confirmation code.  A live web cast of the conference call will be accessible from the Investor section of the Company's web site at http://investors.authentec.com.  Following the live web cast, an archived version will be made available on AuthenTec’s web site.

Use of GAAP and Non-GAAP Financial Metrics:

To supplement AuthenTec’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, certain acquisition-related charges, amortization of certain intangible assets, impairments on investments, and costs related to a reduction in workforce. AuthenTec uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. AuthenTec believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.  Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our non-GAAP financial measures may not be comparable to similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which are provided in Table 2 after the text of this release. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the filings made from time to time with the Securities and Exchange Commission.

Forward Looking Statements:

This press release contains statements that may relate to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to our expectations that our Embedded Security acquisition will increase gross margins and accelerate our return to profitability, acceptance of our TouchStone™ packaging technology in the wireless and PC markets, design wins resulting in new product shipments and the timing and volume of such shipments and revenue, margins and net loss for the second quarter. Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: the Company’s ability to integrate the SafeNet embedded business, the Company’s ability to operate the acquired business profitably, demand for, and market acceptance of, new and existing fingerprint sensors, identity management software and embedded security products, the Company’s ability to secure design wins for enterprise and consumer laptops and wireless devices, customer design wins materializing into production programs, the timely introduction of new products, the rate at which the Company increases its activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s products, and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on March 17, 2010. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

About AuthenTec

AuthenTec provides security, identity management and touch control solutions for enterprise and consumer applications. The Company's smart sensor products and security solutions are used in virtually every aspect of life, from the PC on your desk to the mobile device in your hand to the server in the cloud. AuthenTec's newest generation of TruePrint® smart sensors, TrueSuite™ identity management software and TrueProtect™ embedded security products (formerly SafeNet Embedded Security Solutions) provide developers and users secure and convenient ways to manage today's rapidly evolving digital identities and security needs. For more information, visit www.authentec.com or follow us at twitter.com/authentecnews.

#  #  #
Media Contact:
Brent Dietz
AuthenTec Director of Communications
+1-321-308-1320
brent.dietz@authentec.com

Investor Contact:
Leanne K. Sievers
Executive Vice President, Investor Relations
Shelton Group Investor Relations
949-224-3874
lsievers@sheltongroup.com

AuthenTec, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
Table 1
	Three months ended
	April 2,	January 1,	April 3,
	2010	2010	2009

Revenue	$9,176	$8,315	$7,038

Cost of revenue	4,726	4,533	3,663

Gross profit	4,450	3,782	3,375
	48.5%	45.5%	48.0%
Operating expenses:
Research and development	3,986	3,400	3,805
Selling and marketing	2,266	1,815	2,020
General and administrative	2,953	1,570	2,219
Total operating expenses	9,205	6,785	8,044

Operating loss	(4,755)	(3,003)	(4,669)

Other income (expense):
Impairment on investments	-	(19)	(28)
Interest income	40	49	175
Total other income (expense), net	40	30	147

Net Loss	$(4,715)	$(2,973)	$(4,522)

Net loss per share:
Basic	$(0.16)	$(0.10)	$(0.16)
Diluted	$(0.16)	$(0.10)	$(0.16)

Shares used in computing net loss per common share:
Basic	29,196	28,685	28,647
Diluted	29,196	28,685	28,647

	Three months ended
	April 2, 2010	January 1, 2010	April 3, 2009
Other Financial Metrics:
Stock-based compensation expense:
Cost of revenue	64	55	58
Research and development	229	254	320
Selling and marketing	248	216	294
General and administrative	245	209	242
Costs related to reduction in workforce
Cost of revenue	-	-	-
Research and development	-	-	-
Selling and marketing	-	38	-
General and administrative	-	-	-
Legal and acquisition related costs
General and administrative	1,336	468
Amortization of purchased tangible and intangible assets
Cost of revenue	89	-	-
Research and development	31	24	-
Selling and marketing	25	-	-

Impairment on investments	-	19	28

AuthenTec, Inc.
Non-GAAP Financial Information - Consolidated
(In thousands, except per share amounts)
(Unaudited)
Table 2
	Three months ended
	April 2,	January 1,	April 3,
	2010	2010	2009

Net loss on GAAP basis:	$(4,715)	$(2,973)	$(4,522)
Stock-based compensation expense	786	734	914
Costs related to reduction in workforce	-	38	-
Legal and acquisition related costs	1,336	468	-
Amortization of purchased tangible and intangible assets	145	24	-
Impairment on investments	-	19	28
Net loss on non-GAAP basis:	$(2,448)	$(1,690)	$(3,580)

Non-GAAP basic earnings per share	$(0.08)	$(0.06)	$(0.12)
Non-GAAP diluted earnings per share	$(0.08)	$(0.06)	$(0.12)

Non-GAAP Financial Information - Smart Sensor Solutions
	Three months ended
	April 2, 2010	January 1, 2010	April 3, 2009

Net loss on GAAP basis:	$(4,476)	$(2,973)	$(4,522)
Stock-based compensation expense	786	734	914
Costs related to reduction in workforce	-	38	-
Legal and acquisition related costs	1,266	468	-
Amortization of purchased tangible and intangible assets	22	24	-
Impairment on investments	-	19	28
Net loss on non-GAAP basis:	$(2,402)	$(1,690)	$(3,580)

Non-GAAP Financial Information - Embedded Security Solutions
	Three months ended
	April 2, 2010	January 1, 2010	April 3, 2009

Net loss on GAAP basis:	$(239)	$-	$-
Stock-based compensation expense	-	-	-
Costs related to reduction in workforce	-	-	-
Legal and acquisition related costs	70	-	-
Amortization of purchased tangible and intangible assets	123	-	-
Impairment on investments	-	-	-
Net loss on non-GAAP basis:	$(46)	$-	$-

AuthenTec, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)
Table 3
	April 2,	January 2,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$17,169	$27,482
Short-term investments	24,898	24,893
Accounts receivable, net	5,566	3,208
Inventory	2,081	2,245
Other current assets	1,838	1,123
Total current assets	51,552	58,951
Long-term investments	3,188	3,173
Purchased intangible assets	8,417	998
Goodwill	3,095	—
Other long-term assets	10	9
Property and equipment, net	3,505	3,048
Total assets	$69,767	$66,179

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4,388	$2,458
Other accrued liabilities	6,928	3,380
Total current liabilities	11,316	5,838
Deferred rent	520	514
Total liabilities	11,836	6,352

Stockholders' equity
Common stock and additional paid in capital	156,170	153,350
Other comprehensive income (loss)	(196)	(195)
Accumulated deficit	(98,043)	(93,328)
Total stockholders' equity	57,931	59,827
Total liabilities and stockholders' equity	$69,767	$66,179